EXHIBIT 10.51

Confidential Treatment Requested by American Superconductor Corporation

Execution Copy

Joint Development Agreement

This Joint Development Agreement (“Agreement”), dated and effective as of March 4, 2016  (subject to the provisions of this Agreement, the “Effective Date”), is by and between BASF Corporation, having an office and place of business at 100 Park Avenue, Florham Park, New Jersey, 07932 (“BASF”) and AMERICAN SUPERCONDUCTOR CORPORATION, a Delaware corporation having an office and place of business at 64 Jackson Road, Devens, MA 01434 (“AMSC”).  BASF and AMSC may be referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, AMSC has expertise in the field of high temperature superconductors (“HTS”), particularly in HTS wires;

WHEREAS, BASF has expertise in the chemical industry, including expertise in the field of solution deposition processes used for HTS wires; and

WHEREAS, the Parties wish to use their respective expertise to work together to develop high volume standard 2G HTS wire.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

Article I: Definitions

For purposes of this Agreement, the following terms have the following meanings:

Section 1.01“Action” has the meaning set forth in Section 14.01.

Section 1.02 “Affiliate(s)” means (i) any corporation, company, or entity which owns or controls directly or indirectly fifty percent (50%) or more of shares or stocks outstanding of a Party, (ii) any corporation, company, or entity of which fifty percent (50%) or more of shares or stocks outstanding are owned or controlled directly or indirectly by a Party, or (iii) any corporation, company, or entity which is under common control with the respective Party.

Section 1.03“Agreement” has the meaning given it in the introductory paragraph.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

Section 1.04“AMSC 2G Wire Patents” means those patents and patent applications listed in Annex 1 of the License.

Section 1.05“AMSC Background IP” means the AMSC 2G Wire Patents listed as Annex 1, and the Sublicensed 2G Wire Patents listed as Annex 2, of the License.

Section 1.06“AMSC Executive” means any AMSC employee or any employee of an AMSC Affiliate who (i) has the authority to contractually bind AMSC, or its Affiliate, as the case may be, or (ii) participates regularly in business management and strategy decisions.

Section 1.07 “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in either New York City, Boston, Massachusetts, or Frankfurt, Germany are authorized or required by Law to be closed for business.

Section 1.08“BASF Executive” means any BASF employee or any employee of a BASF Affiliate who (i) has the authority to contractually bind BASF, or its Affiliate, as the case may be, or (ii) participates regularly in business management and strategy decisions.

Section 1.09 “Commercially Reasonable Efforts” means the carrying out of a Party’s obligations under this Agreement with the exercise of prudent scientific and business judgment and a level of effort and resources consistent with the efforts and resources that the Party who bears the performance obligation or a comparable third party would employ for products of similar strategic importance and commercial value that result from its own research efforts.

Section 1.10 “Developed IP” means all BASF and/or AMSC, as applicable, IP made, invented, developed, created, conceived or reduced to practice after the Effective Date and as a result of work conducted pursuant to this Agreement.

Section 1.11“Effective Date” has the meaning set forth in the preamble.

Section 1.12“Force Majeure” has the meaning set forth in Section 18.01.

Section 1.13“HTS Wire” means an elongated product of one or several articles substantially containing a substrate, one or several buffer layers, one or

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

several [**], one or several metal layers and optionally one or several electrical insulating layers.

Section 1.14“IP” means all patentable and unpatentable inventions, works of authorship or expression, including computer programs, data collections and databases, Trade Secrets, Know-How, Information and other intellectual property.

Section 1.15“Joint Development Project” means the activities of the Parties according to the JDA Work Plan as in effect from time to time, that are designed to create the Solution Based HTS Wire Product consistent with the parameters set forth in Schedule 1.10.

Section 1.16“JDA Work Plan” means the essential elements of the Parties’ collaboration designed to create the Solution Based HTS Wire Product, as set out in Annex 1 of the Joint Development Project (Schedule 1.10), including the details concerning the scope of work, protocols, specifications, schedule of activities, timeline and milestones and participating personnel, payment and funding obligations and other Joint Development Project requirements, as such Annex 1 may be amended from time to time pursuant to Section 2.02.

Section 1.17 “Know-How” means the proprietary information, knowledge and skill required to conduct, operate or utilize Solution Based HTS Wire, or either Party’s Information.

Section 1.18“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any federal, state, local or foreign government or political subdivision thereof, or any arbitrator, court or tribunal of competent jurisdiction.

Section 1.19“License” means the License and Sublicense Agreement, of even date herewith, by and between AMSC and BASF.

Section 1.20“Non-Solution Based HTS Wire” means HTS Wire other than Solution Based HTS Wire.

Section 1.21“Participant Invention” has the meaning set forth in Section 5.02.

Section 1.22“Participating Individual” has the meaning set forth in Section 5.02.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

Section 1.23“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association or other entity.

Section 1.24“Representative” means a Party’s and its Affiliates’ employees, officers, directors, consultants and legal, technical and business advisors.

Section 1.25“Solution Based HTS Wire” means HTS Wire having at least one buffer layer which is produced utilizing a chemical solution deposition (CSD) based process.  For the avoidance of doubt, HTS wires having all buffer layers produced utilizing the vapor deposition processes will not be deemed Solution Based HTS Wire.

Section 1.26“Solution Based HTS Wire Product” means Solution Based HTS Wire developed under this Agreement.

Section 1.27 “Steering Committee” has the meaning set forth in Section 4.01.

Section 1.28“Sublicensed 2G Wire Patents” means those patents and patent applications listed in Annex 2 of this License.

Section 1.29“Trade Secret” means any Information that: (a) is sufficiently secret to derive economic value, actual or potential, from not being generally known to other Persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality.

Section 1.30“Term” has the meaning set forth in Section 16.01.

Section 1.31“Third Party” means any person or entity, other than BASF and BASF’s Affiliates or AMSC and AMSC’s Affiliates.

Article II: Joint Development Project

Section 2.01Joint Development Project Activities. The Parties have entered into this Agreement to jointly and collaboratively enable the research and development of Solution Based HTS Wire Product utilizing each Party’s Background IP as set forth in this Agreement (including the JDA Work Plan).

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

Section 2.02The Parties shall work together in accordance with the JDA Work Plan as it may be amended, in writing, by the Steering Committee from time to time.

Section 2.03Each Party shall use Commercially Reasonable Efforts to:

(i)

perform its responsibilities in accordance with this Agreement (including the JDA Work Plan) and perform all of its JDA Work Plan requirements, including by meeting all of its JDA Work Plan timelines and milestones; and

(ii)	co-operate with and provide reasonable support to the other Party in connection with the other Party’s performance of its obligations under this Agreement (including the JDA Work Plan).

Section 2.04The Joint Development Project is a research project and successful completion of the research is not assured.  As long as a Party uses its Commercially Reasonable Efforts to perform its obligations under this Agreement, including the JDA Work Plan, that Party shall not be in default under this Agreement for any failure to achieve any particular result or milestone.  Notwithstanding the foregoing, and subject to the provisions of Article 16, the provisions of this Section 2.04 shall not apply to BASF’s payment obligations hereunder.

Section 2.05Except as otherwise provided in this Agreement, during the Term neither Party shall enable any Third Party (except for such Party’s Representatives and permitted sublicensees acting within the scope of their express authorization under this Agreement) to develop, manufacture or commercialize any product, method, process or service that is derived from, incorporates or otherwise uses any Developed IP without the other Party’s prior written consent.

Section 2.06No later than five (5) Business Days prior to end of a Joint Development Project quarter or prior to a scheduled Steering Committee meeting, whichever is earlier, the Parties shall jointly prepare a reasonably detailed written report to the Steering Committee describing the then-current status of all activities under the JDA Work Plan. The report shall include additions to Developed IP and identify any completed milestones set out in the JDA Work Plan and any milestones that a Party was unable to meet during that quarter.

Section 2.07Upon successful development of a Solution Based HTS Wire Product under this Agreement, as mutually determined by the Parties, the Parties may enter into a supply agreement for supply by BASF to AMSC of Solution

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

Based HTS Wire Product.  The Parties will discuss the desirability (and, if it is deemed mutually desirable, terms and conditions) of such supply agreement in good faith once successful development of Solution Based HTS Wire Product is confirmed by the Parties.

Article III: Affiliates

Section 3.01AMSC shall be and remain responsible to BASF for all acts and omissions of AMSC Affiliates and shall ensure that AMSC Affiliates comply with the terms and conditions of this Agreement.

Section 3.02BASF shall be and remain responsible to AMSC for all acts and omissions of BASF Affiliates and shall ensure that BASF Affiliates comply with the terms and conditions of this Agreement.

Article IV: Steering Committee

Section 4.01The Parties shall, within one (1) month after the Effective Date, establish a management team for the Joint Development Project that shall include executives or managers of each Party (or its Affiliates) designated by that Party who have expertise and authority to address the Joint Development Project’s research and development and IP matters (“Steering Committee”). The Steering Committee shall include up to two (2) members designated by each Party. In accordance with the provisions and objectives of this Agreement (including the JDA Work Plan), the Steering Committee shall:

(i)determine the development strategy for the Joint Development Project;

(ii)oversee, monitor execution, coordinate and manage the Parties’ activities under the Joint Development Project;

(iii)monitor and manage resources and resource allocation of the Parties under the Joint Development Project;

(iv)ensure communication between the Parties concerning the status and results of the Joint Development Project;

(v)exercise decision-making authority over all Joint Development Project activities and make all such decisions and take all such other actions as are delegated to it in this Agreement;

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

(vi)review and approve updates or amendments to the JDA Work Plan as the Steering Committee determines is appropriate for the Parties to achieve the Joint Development Project objectives; and

(vii)perform such other functions as are appropriate to further the purposes of this Agreement as mutually determined by the Parties.

Section 4.02The Steering Committee shall meet as needed but not less than once each quarter during the Term. Steering Committee meetings shall be held at times and places or in such form, such as by telephone or video conference, as the Steering Committee determines, except that in-person meetings of the Steering Committee will alternate between the Parties’ offices within the continental United States or at the offices of the German Affiliate of BASF and be held with all members in attendance at least twice per year, unless otherwise agreed in writing by the Parties. Any Steering Committee member may designate as a substitute a Representative of equivalent experience and seniority to attend and perform the functions of that Steering Committee member at any Steering Committee meeting on written notice to the other Party at least ten (10) Business Days before that Steering Committee meeting.

Section 4.03Subject to Section 5.02, each Party may invite additional Representatives to attend Steering Committee meetings as observers or to make presentations in each case without any voting authority, on written notice to the other Party at least five (5) Business Days before the Steering Committee meeting that the Representative will attend.

Section 4.04 The Steering Committee shall appoint one of the Steering Committee members to act as the initial Steering Committee chairperson during such one year period as the Steering Committee shall designate. At the end of each such designated period during the Term, the Steering Committee shall appoint the chairperson for the next such defined period, such chairperson alternating between the Parties each year.

Section 4.05The Steering Committee chairperson shall be responsible for:

(i)calling and presiding over each Steering Committee meeting during his or her tenure as chairperson;

(ii)preparing and circulating the agenda for each such meeting; and

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Confidential Treatment Requested by American Superconductor Corporation

(iii)preparing draft minutes of each such meeting and providing a copy of the draft minutes to each Steering Committee member within ten (10) Business Days after each such meeting for approval, which shall be deemed to have been given unless a Steering Committee member objects within ten (10) Business Days after receipt of the draft minutes.

Section 4.06Each Steering Committee member shall have one vote in any matter requiring the Steering Committee’s action or approval. All Steering Committee decisions shall be unanimous and no Steering Committee vote may be taken unless all of the Steering Committee members, or their respective designated substitutes, are present. The Steering Committee shall make all decisions and take other actions in good faith, after consideration of the information that is reasonably available to it, with the intention that the resulting decision or action shall:

(i)not breach or conflict with any requirements or other provisions of this Agreement; and

(ii)maintain or increase the likelihood that the Parties will achieve the purposes and goals of the Joint Development Project.

Section 4.07If the Steering Committee cannot reach a unanimous decision at a regularly scheduled Steering Committee meeting or within ten (10) Business Days thereafter, the matter shall be referred to both the AMSC Executive and the BASF Executive for resolution.

Section 4.08The Steering Committee has only the powers specifically delegated to it by this Agreement and has no authority to act on behalf of any Party in connection with any Third Party. Without limiting the foregoing, the Steering Committee has no authority to, and shall not purport to or attempt to:

(i)negotiate agreements on behalf of any Party;

(ii)make representations or warranties on behalf of any Party;

(iii)waive rights of any Party;

(iv)extend credit on behalf of any Party; or

(v)take or grant licenses of, transfer ownership or otherwise encumber IP on behalf of any Party.

Section 4.09The Steering Committee shall keep each Party fully informed of the status of the Joint Development Project, including by circulation of the minutes.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

Section 4.10Each Party shall bear all expenses of its respective Steering Committee members related to their participation on the Steering Committee and attendance at Steering Committee meetings.

Article V: Conduct of the Joint Development Project

Section 5.01Each Party shall further dedicate to the Joint Development Project appropriate time and involvement by its management, including regular participation in various meetings concerning the Joint Development Project, as resources as set forth in the JDA Work Plan.

Section 5.02Each Party shall (a) use its Commercially Reasonable Efforts to ensure that all appropriate Representatives of a Party that work on the Joint Development Project attend any meeting concerning the Joint Development Project, including any Steering Committee meeting, and (b) ensure that each of such Party’s Representatives who is involved in any Joint Development Project activities or is given access to any of the other Party’s Confidential Information (a “Participating Individual”), has sufficient contractual obligations in place requiring such Participating Individual to:

(i)follow that Party’s policies and procedures for reporting any inventions, discoveries or other IP invented, conceived, developed, derived, discovered, generated, identified or otherwise made by the Participating Individual in the course of his employment or retention by the Party or that arises from access to Confidential Information of either Party that relates to the Joint Development Project (each a “Participant Invention”);

(ii)assign to his or her respective employer (or contracting or otherwise related Party, as applicable) all of his or her right, title and interest in and to such Participating Individual’s Participant Inventions, including all IP rights relating thereto to the extent permitted by applicable Law;

(iii)cooperate in the preparation, filing, prosecution, maintenance, defense and enforcement of any patent or other rights in any of such Participating Individual’s Participant Inventions;

(iv)perform all acts and sign, execute, acknowledge and deliver any and all papers, documents and instruments required to fulfill the obligations and purposes of that agreement; and

(v)be bound by appropriate obligations of confidentiality and limited use with respect to the other Party’s Confidential Information.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

It is understood and agreed that any agreement required by this Section 5.02 does not need to be specific to this Agreement as long as the agreement provides for the binding obligations of the Participating Individuals as described in this Section 5.02.

Section 5.03All day-to-day decisions concerning matters and functions allocated or delegated to a Party pursuant to the JDA Work Plan, unless expressly reserved in this Agreement, shall be deemed to be within the decision-making authority of that Party, subject to the terms and conditions of this Agreement.

Article VI: Information Exchange

Section 6.01During the Term, each Party shall provide to the other Party reasonable access to its Representatives, facilities, books and records, and such other Information and Know-How that the providing Party believes to be reasonably necessary or useful (i) to support the other Party’s efforts to conduct its JDA Work Plan activities or (ii) for the other Party to otherwise meet its obligations under this Agreement, and any other Information and Know-How that the other Party reasonably requests for any of the purposes set forth in this Section 6.01.

Section 6.02Subject to Section 6.04 below to the extent any Developed IP contains a Party’s Information and/or Know-How, each Party may use Developed IP, including all tests, studies, data and reports conducted as part of or concerning the Joint Development Project, for any and all purposes not expressly prohibited by this Agreement.

Section 6.03Neither Party is required to provide to the other Party, or any other Person, any Information, Know-How or materials that are not reasonably necessary for the other Party to (i) conduct such other Party’s JDA Work Plan activities or (ii) otherwise meet such other Party’s obligations under this Agreement.

Section 6.04Neither Party may use the other Party’s Information, Know-How or materials for any purpose other than solely to conduct such other Party’s JDA Work Plan activities or otherwise perform its obligations under the JDA Work Plan in compliance with all applicable Laws. Neither Party may sell, transfer, disclose or otherwise provide access to the providing Party’s Information, Know-How or materials to any Third Party (except for the receiving Party’s Representatives involved in the Joint Development Project activities who have a need to know in connection with the same and are bound by appropriate obligations of confidentiality and limited use), without the prior express written consent of the providing Party.

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

Section 6.05On expiration or termination of this Agreement, the receiving Party shall, as directed by the providing Party (i) return to the providing Party the providing Party’s Information and Know-How, or (ii) otherwise dispose of such Information and Know-How (and certify such disposition in writing to the providing Party). Notwithstanding the foregoing, (a) the receiving Party shall not be required to destroy electronically stored Information or Know-How of the other Party from incidental, temporary or regularly and securely maintained backup storage locations (such as temporary Internet file locations, registry files, or backup tapes or other backup storage devices or facilities) or reformat or destroy any permanent storage media (such as computer hard drives), and (b) the receiving Party may retain, in its confidential files and on a secure, limited access basis, a single copy of the other Party’s Information and Know-How solely for regulatory, compliance or legal purposes or pursuant to generally applicable, bona fide internal recordkeeping policies.

Section 6.06Any materials provided to a receiving Party are provided “as is” without any warranties, express or implied.

Section 6.07All right, title and interest in and to any Information, Know-How or materials a providing Party provides to the receiving Party, including any replication, copy, derivative or progeny thereof, including all IP rights relating to any of the foregoing, shall be, and remain, vested in the providing Party.

Article VII: Cost Allocation and BASF Payment Schedule & Related Matters

Section 7.01BASF Payment Schedule & Related Matters.

i.In connection with this Agreement, BASF shall make payments to AMSC in the aggregate amount of seven million U.S. dollars ($7,000,000.00 USD) in annual installments as follows:

$2,000,000.00 in 2016

$2,000,000.00 in 2017

$2,000,000.00 in 2018

$1,000,000.00 in 2019

These payments are to cover anticipated work to be performed during the periods noted and will be due in advance on an annual basis.  The installment for 2016 shall be paid within ten (10) days after execution of this Agreement by each of the Parties (and, for the avoidance of doubt, this Agreement shall not have any force or effect, and the Effective Date shall not occur,

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

until (i) this Agreement is duly executed and delivered by each of the Parties and (ii) AMSC has received the above $2,000,000 installment for 2016), and the installments for years 2017 through 2019 shall be due no later than January 31st of such year.  In the event of termination of this Agreement by BASF pursuant to Section 16.02(ii), BASF’s obligation to pay any amounts not yet paid under this Agreement shall terminate immediately upon effectiveness of such termination of this Agreement (but, for the avoidance of doubt and as contemplated by Section 16.04, BASF shall have no right to receive any return or refund of any amounts paid hereunder prior to effectiveness of such termination).  In the event of termination of this Agreement by either Party pursuant to Section 16.02(i) or by BASF pursuant to Section 16.03, all installments shall be deemed owed to AMSC and payable immediately upon termination, regardless of the date of termination, provided however, that in the event either Party terminates this Agreement pursuant to Section 16.02(i) or BASF terminates pursuant to Section 16.03 on or before August 31, 2018, the final installment of one million U.S. dollars ($1,000,000.00 USD) shall not be deemed owed to AMSC.  All payments to AMSC pursuant to this Agreement shall be made in U.S. Dollars by wire transfer of immediately available funds to an account specified to BASF in writing reasonably in advance.

ii.Except as otherwise expressly provided in this Agreement, including the JDA Work Plan, each Party is responsible for all of its own costs and expenses in performing its obligations under this Agreement and neither Party is obligated to reimburse the other Party for any costs or expenses a Party incurs in performing its obligations under this Agreement.

Article VIII: AMSC Background IP

Section 8.01No Further Rights. BASF shall not have any further right to the AMSC Background IP other than as set forth in the License.

Section 8.02New IP. In the event that, during the Term, any IP owned or controlled by AMSC, not listed as part of the AMSC Background IP, is deemed reasonably necessary to carry out the activities of the Joint Development Project, AMSC shall grant BASF a worldwide, non-exclusive license to such IP for the sole purpose of performing activities of the Joint Development Project.

Article IX: Developed IP

Section 9.01Invention Disclosure and Record-keeping.

i.Each Party shall disclose to the other Party all Developed IP, including copies of all invention disclosures and other similar documents created in the normal course of its business that disclose any conception or reduction to practice of any IP constituting Developed IP.

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Confidential Treatment Requested by American Superconductor Corporation

ii.In the event a Party has a requirement for public disclosure or a requirement for submission to a government agency, the Party shall make all such disclosures to the other Party at least twenty (20) Business Days before (i) the public disclosure of such IP or (ii) the required submission to a government agency.

iii.Each Party shall maintain contemporaneous, complete and accurate written records of its Representatives’ activities concerning Developed IP that provide proof of the conception date and reduction to practice date of any Developed IP for which the Party’s Representative claims inventorship status.

Section 9.02Ownership of Developed IP.

i.Regardless of inventorship, as between the Parties, BASF shall own all right, title and interest in and to Developed IP (subject to Section 9.03).

ii.AMSC shall assign, and hereby does assign, to BASF all of its right, title and interest in and to Developed IP. AMSC shall perform all acts and sign, execute, acknowledge and deliver any and all papers, documents and instruments required to fulfill the obligations and purposes of such assignment, in each case at BASF’s cost and expense (if any).

iii.Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party, as a result of this Agreement, obtain any ownership interest or other right, title or interest in or to any other IP or Confidential Information of the other Party, whether by implication, estoppel or otherwise, including any items controlled or developed by the other Party, or delivered by the other Party, at any time pursuant to this Agreement.

Section 9.03Developed IP License.  BASF shall grant, and hereby grants, to AMSC an irrevocable, fully paid, non-exclusive, royalty free, transferable (to the same extent as this Agreement may be assigned by AMSC in accordance with Section 18.10), world-wide license to the Developed IP, for all purposes, with the right to sublicense to  AMSC’s Affiliates.  BASF shall further grant, and hereby grants, to AMSC, a limited, revocable right to AMSC to sublicense Developed IP to AMSC’s Representatives solely to the extent necessary for such AMSC Representatives to perform activities for AMSC under the Joint Development Project.  For the avoidance of doubt, such limited right shall terminate immediately upon the earlier of (i) the end of the AMSC Representative’s involvement in the Joint Development Project or (ii) termination or expiration of this Agreement.  Neither Party shall be entitled to license, or sublicense as the case may be, any Developed IP to any Third Party (other than under the implied license doctrine associated with sale of product) without the other Party’s prior written consent, except, solely for purposes of conducting Joint Development Project activities and otherwise performing the Party’s obligations hereunder, to the Party’s Representatives involved in the Joint

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

Development Project activities and having a need to know in connection with the same.  For the avoidance of doubt, other than the restrictions set forth with respect to Third Parties, nothing herein shall limit BASF’s ability to use and/or commercialize the Developed IP in its sole discretion.  For the further avoidance of doubt, BASF’s ability to use and/or commercialize the Developed IP in its sole discretion shall not include the right to use any AMSC owned or licensed patents other than those included in the definition of AMSC Background IP.

Article X: Confidentiality

Section 10.01The Parties acknowledge and agree that all Confidential Information exchanged by the Parties in connection with this Agreement shall be maintained pursuant to the provisions of Section 9.13 of the License, which shall be deemed incorporated herein by reference as if fully set forth herein, mutatis mutandis.  In the event that transfer of certain materials require additional confidentiality agreements, the Parties shall discuss additional agreements at that time.

Article XI: Publication

Section 11.01Publication Approval. The Steering Committee shall determine the strategy for, and coordinate, the publication and presentation of any results or other data generated by the Joint Development Project pursuant to this Agreement. A Party shall not publish any Information or Know-How concerning any aspect of the Joint Development Project without the approval of the Steering Committee.

Section 11.02Attribution. The publishing Party shall ensure that any manuscript or presentation incorporating any Information or Know-How, as permitted to be published, concerning any aspect of the Joint Development Project includes recognition of the contributions of the non-publishing Party according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.

Article XII: Mutual Representations and Warranties

Section 12.01Each Party represents and warrants to the other Party, as of the Effective Date, that:

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Confidential Treatment Requested by American Superconductor Corporation

i.it is duly organized, validly existing and in good standing as a corporation or other entity as represented herein under the laws and regulations of its jurisdiction of incorporation, organization or chartering;

ii.(i) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) the execution of this Agreement by a Representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party;

iii.when executed and delivered by the Party, this Agreement shall constitute the legal, valid and binding obligation of that Party, enforceable against that Party in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights in general and to general principles of equity (regardless of whether considered in a proceeding in equity or an action at law); and

iv.it is under no material obligation to any Third Party that would materially interfere with its representations, warranties or obligations under this Agreement.

Article XIII: Warranty Disclaimer

Section 13.01EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, SAFETY, ABSENCE OF ERRORS, ACCURACY, COMPLETENESS OF RESULTS, THE PROSPECTS OR LIKELIHOOD OF SUCCESS (FINANCIAL OR OTHERWISE) OF THE JOINT DEVELOPMENT PROJECT OR THE VALIDITY, SCOPE OR NON-INFRINGEMENT OF ANY IP, TITLE, AND ALL WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE IN TRADE, OR THAT WITH RESPECT TO ANY SOFTWARE, THAT IT WILL BE SECURE, UNINTERRUPTED, ERROR-FREE OR SUITABLE FOR THE PARTICULAR NEEDS OF A PARTY OR ANY INTENDED USER OR THIRD PARTY.

Article XIV: Indemnification

Section 14.01Indemnification Obligations. Each Party shall indemnify, defend and hold harmless the other Party, its Affiliates and its and their respective officers, directors, employees, agents, successors and assigns against all Losses arising out of or resulting from any third party claim, suit, action or proceeding

Confidential Portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Comission.

Confidential Treatment Requested by American Superconductor Corporation

related to or arising out of or resulting from the other Party’s breach of any representation, warranty, covenant or obligation under this Agreement (each an “Action”).

Section 14.02Indemnification Procedure. The indemnitee shall promptly notify indemnitor in writing of any Action and cooperate with the indemnitor at the indemnitor’s sole cost and expense. The indemnitor shall take control of the defense and investigation of the Action and shall employ counsel of its choice to handle and defend the Action, at the indemnitor’s sole cost and expense. The indemnitor shall not settle any Action in a manner that adversely affects the indemnitee’s rights without the indemnitee’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The indemnitee’s failure to perform any obligations under this Section 14.02 shall not relieve the indemnitor of its obligation under this Article XIV except to the extent that the indemnitor can demonstrate that it has been materially prejudiced as a result of the failure. The indemnitee may participate in and observe the proceedings at its own cost and expense with counsel of its own choosing.

Article XV: Exclusion of Damages

Section 15.01TO THE FULLEST EXTENT PERMITTED BY LAW, EXCEPT FOR BREACHES OF CONFIDENTIALITY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY INJURY TO OR LOSS OF GOODWILL, REPUTATION, BUSINESS, PRODUCTION, REVENUES, PROFITS, ANTICIPATED PROFITS, CONTRACTS OR OPPORTUNITIES (REGARDLESS OF HOW THESE ARE CLASSIFIED AS DAMAGES), OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, PUNITIVE OR ENHANCED DAMAGES WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCT LIABILITY OR OTHERWISE (INCLUDING THE ENTRY INTO, PERFORMANCE OR BREACH OF THIS AGREEMENT), REGARDLESS OF WHETHER SUCH LOSS OR DAMAGE WAS FORESEEABLE OR THE PARTY AGAINST WHOM SUCH LIABILITY IS CLAIMED HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE. EACH PARTY’S MAXIMUM LIABILITY TO THE OTHER ARISING UNDER OR IN RELATION TO THIS AGREEMENT OR ANY OF THE SERVICES PROVIDED HEREUNDER WILL BE LIMITED TO RE-PERFORMANCE (OR PERFORMANCE) OF THE

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APPLICABLE SERVICE; PROVIDED THAT THE PROVISIONS OF THIS SENTENCE SHALL NOT APPLY TO BASF’S PAYMENT OBLIGATIONS UNDER THIS AGREEMENT. THE LIMITATIONS SET FORTH IN THIS SECTION 15.01 SHALL NOT APPLY TO EITHER PARTY’S LIABILITY, IF ANY, FOR CONTRIBUTION OR INDEMNITY WITH RESPECT TO LIABILITY TO THIRD PARTIES FOR PERSONAL INJURY, DEATH, OR DAMAGE TO TANGIBLE PROPERTY (WHETHER AS A RESULT OF THE PARTY’S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OR OTHERWISE).

Article XVI: Term and Termination

Section 16.01Term. This Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with Section 16.02, shall remain in force for a period of three (3) years thereafter (“Term”).  The Term may be extended for an additional one (1) year period upon mutual written agreement of the Parties.

Section 16.02Termination for Cause.

(i)Either Party may terminate this Agreement if the other Party materially breaches this Agreement ) and (if such breach is curable) fails to cure such breach within forty-five (45) Business Days (or, if such breach is a breach of an obligation to pay money, within thirty (30) calendar days) of being notified in writing (which identifies such breach in reasonable detail) to do so; provided, however, that, with respect to any such breach that is not a breach of an obligation to pay money, such forty-five (45) Business Day period shall be extended an additional twenty (20) Business Days if the breaching Party has begun good faith efforts to remedy such breach within the initial forty-five (45) Business Day period, remains diligent in attempting to remedy the breach, and such breach is capable of being remedied in such additional period of time.

(ii)BASF may terminate this Agreement if:

(A)

AMSC breaches its resource commitments under Section II (Resources) of the JDA Workplan, and AMSC fails to cure such breach within twenty (20) Business Days after being notified in writing (which identifies such breach in reasonable detail) to do so; or

(B)

immediately upon the institution by or against AMSC of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of AMSC’s debts; upon AMSC making an assignment for the benefit of creditors; or upon AMSC’s dissolution or ceasing to do business.

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The non-breaching Party shall provide written notice of its termination of this Agreement to the breaching Party and termination shall be effective as of the effective date of the notice in accordance with the terms of Section 18.05.

Section 16.03BASF may terminate this Agreement without cause upon thirty (30) days written notice to AMSC.

Section 16.04Effect of Termination.

i.Expiration or termination of this Agreement shall not relieve the Parties of any obligations accruing prior to the effective date of expiration or termination  With respect to the payment obligations set forth in Section 7.01, such payment obligations of BASF shall be deemed accrued prior to the effective date of expiration or termination except as expressly set forth in Section 7.01.

For the avoidance of doubt, in the event of termination by either Party under Section 16.02(i) or by BASF under Section 16.03 prior to August 31, 2018, BASF shall owe all payment installments payable up through 2018.  In the event of termination by either Party under Section 16.02(i) or by BASF under Section 16.03 on or after August 31, 2018, BASF shall owe all payment installments payable up through 2019.  In the event of termination by BASF under Section 16.02(ii)(A) or (B), BASF shall not be responsible to AMSC for any payment installments not yet accrued.

Any expiration or termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder at Law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. On any expiration or termination of this Agreement, each Party shall immediately cease all activities concerning the Joint Development Project; and pay to the other Party all sums due under the Agreement.

ii.For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, any and all amounts received by AMSC pursuant to Section 7.01 or any other provision of this Agreement prior to any expiration or termination of this Agreement, or payable by BASF upon expiration or termination of this Agreement, shall be retained by AMSC and shall not be subject to any return or refund to BASF, in whole or in part, for any reason.

Section 16.05Survival. The following shall survive any termination or expiration of this Agreement: Article 1 (Definitions); Article 3 (Affiliates); Article 6 (Information Exchange); Article 7 (Cost Allocation/Payment Schedule); Article 9 (Developed IP); Article 10 (Confidentiality); Article 13 (Warranty/Disclaimer); Article 14 (Indemnification); Article 15 (Exclusion of Damages); Section 16.04 (Effect of Termination); Section 16.05 (Survival); Article 17 (Governing

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Law/Arbitration); Section 18.03 (Independent Contractors); Section 18.04 (Public Statements/Trademarks); Section 18.05 (Notices); Section 18.06 (Interpretation); Section 18.07 (Privileged Communications); Section 18.08 (Headings); Section 18.09 (Entire Agreement); Section 18.11 (No Third-Party Beneficiaries); Section 18.13 (Severability); and Section 18.14 (Counterparts).

Article XVII: Governing Law/Arbitration

Section 17.01The agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflicts or choice of laws provision or rule that would result in the application of laws of any other jurisdiction.

Section 17.02Any dispute, difference, controversy, or claim of any kind whatsoever that arises or occurs between or among BASF and AMSC in relation to any matter arising under, out of, or in connection with this Agreement shall be exclusively and finally settled by arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Rules, as in effect on the date of this Agreement, by a panel of three arbitrators appointed in accordance with such rules.  The language of the arbitration shall be English and the place of arbitration shall be New York City, New York.  No Party shall seek and the arbitrators shall not be entitled to order more than five depositions per Party, unless the Parties agree in writing otherwise.  The award of decision of the arbitrators shall be final, binding upon the Parties and non-appealable.  Any award rendered may be confirmed, judgment upon any award rendered may be entered, and such award of the judgment thereon may be enforced in any court of any state or country having the jurisdiction over the parties and/or their assets to the extent permitted by the United Nations Convention of Recognition and Enforcement of Foreign Arbitral Awards (1958)).

Article XVIII: Miscellaneous

Section 18.01Force Majeure. Neither Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any of its obligations (other than any obligation to pay money) under this Agreement, when and to the extent such failure or delay is caused by: acts of God; flood, fire or explosion; war, terrorism, invasion, riot or other civil unrest; embargoes or blockades in effect on or after the date of this Agreement; national or regional emergency; any passage of law or governmental order, rule, regulation or direction, or any action taken by a

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governmental or public authority, including imposing an embargo, export or import restriction, quota or other restriction or prohibition (each of the foregoing, a “Force Majeure”), in each case, provided that (a) such event is outside the reasonable control of the affected Party; (b) the affected Party provides prompt notice to the other Party, stating the period of time the occurrence is expected to continue; and (c) the affected Party uses diligent efforts to end the failure or delay and minimize the effects of such Force Majeure event. A Party may terminate this Agreement, by not less than thirty (30) days’ prior written notice to the other Party, if a Force Majeure event affecting the other Party continues substantially uninterrupted for a period of one hundred and ninety (90) days or more, and, notwithstanding anything to the contrary in this Agreement (but subject to the provisions of Section 16.04 which shall prevail and be controlling), in the event either Party terminates this Agreement pursuant to this Section 18.01, all payment and performance obligations of either Party due hereunder shall immediately terminate upon effectiveness of such termination of this Agreement. Unless the Party terminates this Agreement pursuant to the preceding sentence, all timelines in the JDA Work Plan shall automatically be extended for a period up to the duration of the Force Majeure event.

Section 18.02Further Assurances. Each Party shall, upon the reasonable request, and at the sole cost and expense, of the other Party, execute such documents and perform such acts as may be reasonably necessary to give full effect to the terms of this Agreement.

Section 18.03Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise, employment or fiduciary relationship between the Parties, and neither Party shall have authority to contract for or bind the other Party in any manner whatsoever.

Section 18.04No Public Statements or Use of Trademarks. Neither Party shall, unless expressly permitted under this Agreement, use the other Party’s trademarks, service marks, trade names, logos, domain names or other indicia of source, association or sponsorship, in each case, without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed; provided, however, that either Party may issue any press release or public announcement if and to the extent (but only to the extent) doing so would be permitted by the provisions of Section 9.13(e) of the License, which shall be deemed incorporated herein by reference as if fully set forth herein, mutatis mutandis.

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Section 18.05Notices. All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving Party’s address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) sent by a nationally recognized overnight courier service providing a receipt for delivery, freight prepaid, specifying next business day delivery, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid.  The addresses and other contact information for the Parties are as follows:

If to BASF:

BASF Corporation

Attn.: NOL-P, VP

100 Park Ave.

Florham Park, New Jersey 07932

Phone (for courier deliveries):  973.245.6030

With a copy to:

BASF New Business GmbH

Attn: Dr. Frank Prechtl

LU-BENCKISERPLATZ BE 1  -  117

Ludwigshafen, Germany

Phone (for courier deliveries): +49 621 60-76339

If to AMSC:	American Superconductor Corporation 64 Jackson Road Devens, MA 01434 Attn: General Counsel Phone (for courier deliveries): (978) 842-3000

All notices, requests and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (ii) if sent by a nationally recognized overnight courier service providing a receipt for delivery, freight prepaid, specifying next business day delivery, then on the next Business Day such overnight courier service regularly makes deliveries to the addressee’s geographic area, or (iii) if sent by registered or certified mail, on the fifth (5th) Business Day following the day such mailing is made.

Section 18.06Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the

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words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections and Schedules refer to the Sections of and Schedules attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. Any Schedules (and Annexes thereto, including the JDA Work Plan) referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 18.07Privileged Communications. It is expected that, in furtherance of this Agreement, the Parties will, from time to time, disclose to one another privileged communications with counsel, including opinions, memoranda, letters and other written, electronic and verbal communications. Such disclosures are made with the understanding that they shall remain confidential and that they are made in connection with the shared community of legal interests existing between the Parties, including the community of legal interests in avoiding infringement of any valid, enforceable Third Party patents and in obtaining patent protection for Developed IP.

Section 18.08Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 18.09Entire Agreement. This Agreement, together with all Schedules (and Annexes thereto, including the JDA Work Plan) and any other documents incorporated herein by reference or otherwise referred to herein, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any conflict between the terms and provisions contained in the body of this Agreement and those of any Schedule or other document, the following order of precedence shall govern: (a) first, this Agreement, excluding its Schedules; (b) second, the Schedules to this Agreement as of the Effective Date; and (c) third, any other documents incorporated herein by reference or otherwise referred to herein; provided, however, that, in the event of any conflict between the terms and provisions

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of this Agreement and the terms and provisions of the License, this Agreement and the License shall be considered to be of equal precedence and the parties shall use their respective Commercially Reasonable Efforts to reconcile such conflicting terms and provisions through amicable negotiations. In the event of any conflict between the terms and provisions of this Agreement and those of any other agreement entered into with a Third Party, AMSC and BASF, as between AMSC and BASF, this Agreement shall govern.

Section 18.10Assignment. Neither Party shall assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law or otherwise, without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that either Party may assign this Agreement, without the other Party’s consent, to (i) any Affiliate; or (ii) in the event of a merger, acquisition, sale or other transfer, in each case to a Third Party, of all or substantially all of the equity ownership of the assigning Party or all or substantially all assets of the assigning Party’s business to which this Agreement pertains, to the Third Party transferee in such transaction. No delegation or other transfer effected in compliance with this Agreement will relieve the other Party of any of its obligations or performance under this Agreement. Any purported assignment, delegation or transfer in violation of this Section 18.10 is void. This Agreement is binding upon and inures to the benefit of the Parties hereto and their respective permitted successors and assigns.  To the extent BASF assigns this Agreement to an Affiliate, BASF guarantees the payment and performance by such Affiliate of BASF’s obligations under this Agreement in accordance with the terms and conditions hereof.

Section 18.11No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 18.12Amendment; Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right,

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remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 18.13Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 18.14Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission (to which a PDF copy is attached) shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement effective as of the Effective Date.

BASF Corporation
By /s/ Manfredo Ruebens Name: Manfredo Ruebens Title: EVP & CFO

AMERICAN SUPERCONDUCTOR CORPORATION
By /s/ James F. Maguire Name: James F. Maguire Title: Executive Vice President, Operations

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SCHEDULE 1.10

JOINT DEVELOPMENT PROJECT

1.Midterm Target Price

a.Below [**] EUR per Kilo-Ampere-Meter

2.A specification will be established with the following standard characteristics

a.Standard amperage (Amp) per Centimeter (cm)

i.[**] Amp per cm widths ([**] Amp for 4 mm width)

ii.Assuming using industry standard (10 micro volt/cm)

b.Piece Lengths

i.Industry Standard (TBD)

c.Critical Current Range

i.Minimal Only for non-FCL

ii.+/- % for FCL wire applications (TBD)

d.[**] Substrate

e.Magnetic Field

i.[**] Amp per cm widths at [**] Tesla and [**] Kelvin?

SCHEDULE 1.10

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SCHEDULE 1.10: ANNEX 1

JDA Work Plan

I.	Area of Cooperation

Area of Cooperation a)	Prioc)	Examples	Cooperation Mode
1.Wire
Substrate b)	4	•[**] of the [**] substrate •Testing of [**] substrate at [**] •[**] interest in [**] substrate •[**] of [**] substrate excluded from JDA	Consultancy Production trial
Buffer-Layer		Excluded from JDA cooperation by [**]
[**]	1	•[**] •[**] technology •[**] processing •Process control ([**], [**], [**]) •Process stability (e.g. [**]) •Yield optimization	Consultancy and Co-development on [**] using [**]d) on [**]
[**]-Layer		•[**] process •[**] interest in [**] [**] layer	[**] trial using [**] on [**]
Lamination	3	•Lamination process ([**], [**] [**]))	Consultancy and [**] trials using [**] on [**]
Insulation
2.Analytics/Quality Control	2	•QC-protocol •Analytic equipment •Mechanical measurements at [**] measurement •Wire performance [**] for different [**] (w/o [**]) •Wire testing protocol for [**]	Consultancy [**] sample measurements of [**] wire at [**]
3.[**] Process		•[**] technology	[**] trial using [**] on [**]
4.[**]		•[**]	Consultancy [**] trials using [**] on [**]
5.[**]		Excluded from JDA cooperation by AMSC

a) Sample exchange is only possible on [**] – [**] mm web

b) Cooperation on [**] is depending on the legal obligations with third parties of BASF and AMSC.

c) From [**] perspective

d) [**] means wire from previous production stage

SCHEDULE 1.10

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Exclusions:

•	[**] of [**] substrate and [**] technology for [**] layer excluded by [**]
•	[**] for HTS applications are excluded by [**] (e.g. [**] for [**])

II.	Resources

AMSC will  provide  up to [**] FTE per annum of their senior researchers.  For the avoidance of doubt, in no event shall the number of FTE provided per annum be zero.

AMSC will provide access to specific equipment for production trials and in particular co-development (e.g. [**] equipment, analytic equipment, and testing equipment) provided that this specific equipment is Operational and that the Joint Development Project requirements for use of any specific equipment do not exceed [**]% of such equipment’s capacity per annum. AMSC will carry out the work contingent that this work will not lead to potential cross contamination of AMSC material or equipment.  As used herein, “Operational” shall mean capable of performing functionally as intended without any manual interference.  For the avoidance of doubt, Operational shall not include manual shut-offs or disabling of equipment.

AMSC will provide samples of [**].

BASF will provide  up to [**] FTE per annum of their senior researchers. For the avoidance of doubt, in no event shall the number of FTE provided per annum be zero.

BASF will provide samples (short and long length), e.g. [**] substrate, buffer coated substrate, various technical HTS wire samples.

BASF will provide capacity on specific equipment for production trials (e.g. [**], [**] layer), provided that such equipment is Operational at the time of production trials.

III.	Way of Cooperation

The cooperation and communication exchange will ensured by

•	Reciprocate visits at the sites in Devens (USA) or Rheinbach (Germany)
•	Conference calls (estimated biweekly)
•	Access/Insights to the production and lab equipment, exempt excluded the areas of cooperation (see I.)
•	Timely exchange of samples

Project Phase	Date	Task
Start of the agreement	Jan 2016
Investigation Phase	Jan 2016 – June 2016	Detailing of work plan and schedule
Development Phase	June 2016 – December 2017	Project work according to plan and milestones
Implementation Phase	January2018 – Dec 2018	Transfer to production line

SCHEDULE 1.10

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